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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this Registration Statement of Net.B@nk, Inc. on Form S-3 of our report dated February 16, 1999 (April 13, 1999 as to the third paragraph of Note 14), appearing in the Prospectuses, which are part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectuses.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
May 3, 1999